                          SUBSTITUTE POWER OF ATTORNEY

                               December 17, 2019

    Under the terms of powers of attorney (each, a "Power of Attorney")
previously filed with the U.S. Securities and Exchange Commission, the undersigned was appointed an attorney-in-fact for the following individuals to, among other things, execute, deliver and file for and on behalf of the following individuals in their respective capacities as officers or directors of Envista
Holdings Corporation (the "Company") any Forms 3, 4 or 5, in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder:

          Scott Huennekens
          Amir Aghdaei
          Wendy Carruthers
          William K. Daniel II
          Daniel Raskas
          Christine Tsingos
          Curt Bludworth
          Howard Yu
          Mischa Reis
          Hans Geiselhoeringer
          Patrick Eriksson
          Jeffrey Kappler
          Kari-Lyn Moore

    In accordance with the authority granted under each Power of Attorney, including the power of substitution, the undersigned hereby appoints Heather
Turner as substitute attorney-in-fact, on behalf of each individual named above, with the power to exercise and execute all of the powers granted to or conferred upon the undersigned in the original Power of Attorney.

    This Substitute Power of Attorney shall become effective as of the date first written above and shall remain in full force and effect with respect to the named individual until the named individual is no longer required to file
Forms 3, 4 and 5 with respect to the named individual's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned or by the named individual in a signed writing delivered to the substitute attorney-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of
Attorney to be executed on the date first written above.

/s/ Mark Nance
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Mark Nance
Attorney-in-Fact